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EXHIBIT 10.3

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement is made and entered into as of March 31, 1999, by and between PriceSmart, Inc., a Delaware Corporation ("Employer") and Thomas Martin ("Executive").

                                    RECITALS

A) On March 31, 1998 an Employment Agreement was made and entered into by and between Employer and Executive.

B) Employer and Executive now desire to amend the Employment Agreement, as set forth hereinbelow:

                                    AGREEMENT

1)   Section 4.1 of the Employment Agreement, which provides:

         Upon termination of this Agreement under Section 3.3 (Early Termination by Executive), Section 3.4 (Termination for Cause) or Section 3.5 (Termination Due to Death or Disability), all salary and benefits of Executive hereunder shall cease immediately. Upon termination of this Agreement by Employer for any reason other than those set forth in
         Section 3.4 or Section 3.5, Executive shall be entitled to the continuation of Executive's base salary for the remainder of the Employment Term, payable in equal installments in conformity with Employer's normal payroll period. During the period of this severance pay, Executive shall cooperate with Employer in providing for the orderly transition of Executive's duties and responsibilities to other individuals, as reasonably requested by Employer.

is hereby amended, effective as of March 31, 1999, to provide as follows:

         Upon termination of this Agreement under Section 3.3 (Early Termination by Executive), Section 3.4 (Termination for Cause) or Section 3.5 (Termination Due to Death or Disability), all salary and benefits of Executive hereunder shall cease immediately. Upon termination of this Agreement by Employer for any reason other than those set forth in
         Section 3.4 or Section 3.5, Executive shall be entitled to the continuation of Executive's base salary for one (1) year, payable in equal installments in conformity with Employer's normal payroll period. If this Agreement is not terminated, then, upon expiration of the Employment Term, and if Executive's employment by Employer does not thereafter continue upon mutually agreeable terms, Executive shall be entitled to continuation of Executive's base salary for one (1) year, payable in equal installments in conformity with Employer's normal payroll period; provided, however, that Employer's obligation to pay such installments after expiration of the Employment Term shall be reduced by the amount of employment compensation (if any) received by Executive from a subsequent employer of Executive during said one (1) year. During the period of this severance pay, Executive shall cooperate with Employer in providing for the orderly transition of Executive's duties and responsibilities to other individuals, as reasonably request by Employer.

2) All other terms of the Employment Agreement shall remain unaltered and fully effective.

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Executed in San Diego, California, as of the date first written above.

EXECUTIVE                              EMPLOYER

                                       PRICESMART, INC.

/s/ Thomas D. Martin                   By: /s/ Gilbert A. Partida
-----------------------------             -----------------------------
    Thomas D. Martin
                                       Name: Gilbert A. Partida
                                            ---------------------------

                                       Its: President and Chief Executive
                                            Officer
                                           ----------------------------

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